SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549




                            FORM 8-K




                          CURRENT REPORT
                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934




          Date of Earliest Event Reported:  April 2, 1997




                     Jefferson-Pilot Corporation
      (Exact name of registrant as specified in its charter)



       North Carolina             1-5955          56-0896180
(State or other jurisdiction   (Commission    (I.R.S. Employer
     of incorporation)          File Number)  Identification No.)



  100 North Greene Street, Greensboro, North Carolina    27401
      (Address of principal executive offices)         (Zip Code)


                          (910) 691-3691
      (Registrant's telephone number, including area code)


Item 5.  Other Events

Jefferson-Pilot Corporation ("JP Corp") reported in its Annual Report on Form 10-K for the year ended December 31, 1996, filed March 31, 1997, concerning its pending acquisition of Chubb Life Insurance Company of America and its subsidiaries ("Chubb Life"). It also reported that following the announcement of this acquisition, A.M. Best, Moody's and Duff and Phelps had reaffirmed their claims paying ratings for both Jefferson-Pilot Life Insurance Company and Alexander Hamilton Life Insurance Company of America, while Standard & Poor's had placed both companies on CreditWatch with negative implications.

Standard & Poor's today has affirmed its AAA claims-paying ability ratings for both of these insurance subsidiaries. In a separate press release, Standard & Poor's also stated that its AA- claims-paying ability rating of Chubb Life remains on CreditWatch but that the implications have been revised to positive from developing, while also indicating that effective with the acquisition it expects that its rating for Chubb Life will be raised to AA.

A copy of JP Corp's press release on industry ratings is attached as an exhibit.

Item 7.  Financial Statements and Exhibits

Exhibit 1.  A copy of JP Corp's April 2, 1997 press release.

                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    JEFFERSON-PILOT CORPORATION


                                    By:_________________________

                                    (name)   Robert A. Reed

                                    (title)   Vice President

Dated:  April 2, 1997

                        Index to Exhibits

Exhibit No.     Description                         Page

    1           Press release                         3


                                                       EXHIBIT 1

                         JEFFERSON-PILOT


FOR IMMEDIATE RELEASE


(Greensboro, North Carolina, April 2, 1997) As a result of Jefferson-Pilot Corporation's February 24 announcement of an agreement to acquire the life insurance operations of Chubb Life Insurance Company of America, rating agencies have reviewed the ratings they assign Jefferson-Pilot companies.

   Standard & Poor's reaffirmed Jefferson-Pilot Life and
   Alexander Hamilton Life with their highest claims paying rating: AAA.

   Duff & Phelps reaffirmed the claims-paying ability ratings of all Jefferson-Pilot companies with their highest rating:
   AAA.

   A.M. Best reaffirmed the existing Jefferson-Pilot companies with their highest rating: A++.

David A. Stonecipher, president and CEO of Jefferson-Pilot Corporation, is pleased with the companies' ratings. He stated, "In our industry, like many others, size and scale of operation are key to providing the best possible products and service to our clients at the most competitive price. We are proud that the rating services have reaffirmed these extremely strong ratings for our companies. It's another indication to consumers and shareholders of our companies' financial strength."

The acquisition of Chubb Life Insurance Company of America brings added distribution to Jefferson-Pilot. It solidifies the company's position in the upscale market which will be of benefit to all agents in the Jefferson-Pilot distribution system. The Chubb deal also brings highly regarded variable universal life and term products into the Jefferson-Pilot family, making them available throughout all distribution channels. Jefferson-Pilot's variable annuity sales are also expected to benefit favorably from Chubb's extensive broker/dealer system.

                        ###############

Jefferson-Pilot Corporation, a holding company, is one of the nation's largest shareholder-owned life insurance organizations. Jefferson-Pilot's principal life insurance and annuity companies, Jefferson-Pilot Life and Alexander Hamilton Life, together offer full lines of individual and group life and health insurance and annuity products. Jefferson-Pilot Communications Company owns and operates three network television stations and 17 radio stations, and produces and syndicates sports programming.







April 2, 1997





VIA EDGAR

Securities and Exchange Commission
ATTENTION:  Filing Desk, Stop 1-4
450 Fifth Street N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

SUBJECT:  Jefferson-Pilot Corporation
          File No. 1-5955

Enclosed herewith is a Current Report on Form 8-K for Jefferson-
Pilot Corporation, the date of the earliest event reported being April 2, 1997.

Please confirm receipt of this filing by notifying the CompuServe mailbox maintained by Jefferson-Pilot.


Very truly yours,



 /s/ Robert A. Reed
Robert A. Reed
Vice President, Secretary
  and Associate General Counsel
Jefferson-Pilot Corporation